Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
SECOND QUARTER 2025 FINANCIAL RESULTS

MADISON, N.J. (July 29, 2025) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the second quarter ended June 30, 2025.
"Momentum from improving volume trends in June 2025 carried into July, with open volume up 9% year-over-year through July 21," said Ryan Schneider, Anywhere Real Estate Inc. President and CEO. "Anywhere is driving a bold transformation of the real estate industry, empowering agents and franchisees through advanced AI, digital innovation, and the strategic scale of integrated businesses."

"We have enhanced financial flexibility following our $500 million bond issuance, with no meaningful note maturities until 2029," said CFO Charlotte Simonelli, Anywhere EVP, CFO and Treasurer. "We remain on track to deliver our full year guidance."
Second Quarter 2025 Highlights
•Generated Revenue of $1.7 billion, an increase of $13 million year-over-year.
•Reported Net Income attributable to Anywhere of $27 million, an improvement of $3 million year-over-year. Adjusted Net Income of $36 million decreased $4 million versus second quarter of 2024 (See Table 1a).
•Operating EBITDA of $133 million (See Table 5a).
•Improved financial flexibility by proactively raising $500 million in new debt, extending maturities and improving our capital structure.
•Combined closed transaction volume for the quarter was flat year-over-year, with units down about 4% and price up 4%.
•Continued strength in luxury with Coldwell Banker Global Luxury, Corcoran, and Sotheby’s International Realty brands significantly outperforming the market, with closed transaction volume increasing 3.5% year-over-year.
•Momentum improved into July, with closed transaction volume up mid-single digits year-over-year as of July 21, driven by gains in both sides and price. Open volume rose 9% through July 21, supported by increases in sides and price, while Advisor listings grew 11% year-over-year.
•Welcomed 13 new US franchisees and added three new international expansions to our high-margin franchise network in the second quarter.
•Realized cost savings of $25 million in the second quarter of 2025 and on track to deliver $100 million for full year 2025.
•Free Cash Flow of negative $5 million in the second quarter of 2025 (including a one-time $41 million legacy tax matter payment and a $25 million unfavorable impact from securitization timing) (See Table 7).

Anywhere Reports Financial Results for Second Quarter 2025

Second Quarter 2025 Financial Highlights
The following table sets forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended June 30,
	2025	2024	Change	% Change
Revenue	$1,682	$1,669	$13	1%
Operating EBITDA [1,2]	133	143	(10)	(7)
Net income attributable to Anywhere	27	30	(3)	(10)
Adjusted net income [1,3]	36	40	(4)	(10)
Earnings per share	0.24	0.27	(0.03)	(11)
Free Cash Flow [4]	(5)	63	(68)	(108)
Net cash (used in) provided by operating activities	$(28)	$39	$(67)	(172)%

Select Key Drivers
Anywhere Brands - Franchise Group [5,6]
Closed homesale sides	186,970	194,372		(4)%
Average homesale price	$527,356	$506,676		4%
Anywhere Advisors - Owned Brokerage Group [6]
Closed homesale sides	69,479	71,895		(3)%
Average homesale price	$800,807	$775,453		3%
Anywhere Integrated Services - Title Group
Purchase title and closing units	28,829	29,816		(3)%
Refinance title and closing units	2,881	2,394		20%
_______________
Footnotes:
1 Effective December 31, 2024, the Company updated its definitions of Operating EBITDA and Adjusted net income (loss) to include adjustments for non-cash stock-based compensation and legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits to conform with similar adjustments and measures disclosed by industry competitors. These changes have been applied retrospectively to prior periods to enhance comparability. The inclusion of these adjustments does not materially affect segment-level trends or conclusions previously disclosed.
2 See Table 5a for a reconciliation of Net income attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
3 See Table 1a for a reconciliation of Net income attributable to Anywhere to Adjusted net income. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, (gain) loss on the early extinguishment of debt, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
4 See Table 7 for a reconciliation of Net income attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
5 Includes all franchisees except for Owned Brokerage Group.
6 As of June 30, 2025, the Company's combined homesale transaction volume (transaction sides multiplied by average sale price) remained flat compared with the second quarter of 2024.

Anywhere Reports Financial Results for Second Quarter 2025

Guidance
The Company expects to realize cost savings of approximately $100 million in 2025, which we expect will be offset in part by inflationary pressures and investments as we look to make significant progress transforming our business.
The Company expects Operating EBITDA for full year 2025 to be about $350 million. The largest variable in this estimate is the performance of the housing market.
The Company expects Free Cash Flow excluding one-time items to be approximately $70 million. Free Cash Flow, like Operating EBITDA, is driven by the overall housing market and may be impacted by additional investments we make to drive growth and advance our technology strategy.
The one-time items consist of three payments. First, $41 million for a 1999 Cendant legacy tax matter, which was paid in second quarter of 2025 and that the Company intends to appeal. Next, an approximately $20 million payment for settlement of the Company's TCPA litigation, which is subject to final court approval. Last, the final $54 million payment towards our antitrust litigation settlement, which will be due when appeals are resolved, the timing of which is uncertain (but which we now anticipate may occur in late 2025 or early 2026).
This guidance is subject to, among other things, macroeconomic and housing market uncertainties, including those related to declining affordability, constrained inventory and competitive, litigation and regulatory uncertainties. See "Forward-Looking Statements" below.
Balance Sheet
Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.6 billion at June 30, 2025. The Company ended the quarter with cash and cash equivalents of $266 million. The Company's Senior Secured Leverage Ratio was 1.07x at June 30, 2025 (see Table 8a). The Company's Net Debt Leverage Ratio was 7.2x at June 30, 2025 (see Table 8b).
On June 26, 2025, Anywhere Group and Anywhere Co-Issuer Corp. issued $500 million aggregate principal amount of 9.75% Senior Secured Second Lien Notes and used the net proceeds from the offering to repurchase $345 million in aggregate principal amount of the Exchangeable Senior Notes for an aggregate cash payment of $339 million. Following the repurchase, approximately $58 million in aggregate principal amount of the Exchangeable Senior Notes remains outstanding.
The Company used the remaining net proceeds to repay a portion of outstanding borrowings under the Revolving Credit Facility in July 2025. As of July 28, 2025 the Company had $460 million of outstanding borrowings under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, July 29, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its Q2 2025 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
To access the live webcast of the conference call or to view a replay, visit the company's investor relations website at https://ir.anywhere.re/.
The conference call can also be accessed by registering online at the Event Registration Page, at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving real estate to what’s next. We fulfill our purpose to empower everyone’s next move through our leading integrated services, which include franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures. Our brands are some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s

Anywhere Reports Financial Results for Second Quarter 2025

International Realty®. Every day, we help fuel the productivity of our vast network of franchise owners and our more than 300,000 affiliated agents globally as they build stronger businesses and best serve today’s consumers. Learn more about our award-winning culture of innovation and integrity at www.anywhere.re.
Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could", and include statements that refer to expectations or other characterizations of future events, circumstances or results. Examples of forward-looking statements include, but are not limited to, the information appearing under "Guidance."
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: downturns and disruptions in the residential real estate market, which could include, but are not limited to, factors that impact homesale transaction volume, such as: prolonged periods of a high mortgage rate and/or high inflation rate environment, continued or accelerated reductions in housing affordability, insufficient or excessive inventory and continued or accelerated declines, the absence of significant increases in the number of home sales, stagnant or declining home prices, or changes in consumer preferences in the U.S.; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, including those arising from actual or potential changes in trade policy; changes to industry rules or practices that prohibit, restrict or adversely alter policies, practices, rules or regulations governing the functioning of the residential real estate market (regardless of whether such changes are driven by regulatory action, litigation outcomes, or otherwise); the impact of evolving competitive and consumer dynamics, including: meaningful decreases in the average broker commission rate, continued erosion of the Company's share of the commission income generated by homesale transactions, our ability (and the ability of affiliated joint ventures and franchisees) to compete against traditional and non-traditional competitors, our ability to adapt our business to changing consumer preferences, or further disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our ability to execute our business strategy, including with respect to our efforts to: recruit and retain productive independent sales agents, attract and retain franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives, develop or procure products, services and technology that support our strategic initiatives, successfully adopt and integrate artificial intelligence and similar technology into our products and services, or achieve or maintain cost savings and other benefits from our cost-saving initiatives; adverse developments or outcomes in large scale litigation, involving significant claims, such as antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); risks related to our substantial indebtedness, in general, particularly heightened during industry downturns or broader recessions, which could adversely limit our operations, including our ability to grow our business, whether organically or via acquisitions, adversely impact our liquidity and/or adversely impact our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; risks related to the maturity date of the Revolving Credit Facility, which will spring forward from July 2027 to March 2026 if we have not repurchased the remaining Exchangeable Senior Notes by such date (unless all Revolving Credit Facility lenders approve the modification or waiver of this provision); risks related to our ability to refinance or restructure our Revolving Credit Facility or other debt on terms as favorable as those of currently outstanding debt, or at all, including as a result of global and national macroeconomic factors and their impact on the credit and capital markets; risks related to our business structure, including: the operating results of affiliated franchisees and their ability to pay franchise and related fees, continued consolidation among our top 250 franchisees, the geographic and high-end market concentration of our company owned brokerages, the loss of our

Anywhere Reports Financial Results for Second Quarter 2025

largest real estate benefit program client or continued reduction in spending on relocation services, the failure of third-party vendors or partners to perform as expected or our failure to adequately monitor them, or our ability to continue to securitize certain of the relocation assets of Cartus; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or cybersecurity laws and regulations; cybersecurity incidents; impacts from severe weather events, natural disasters and other catastrophic events; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5a, 5b, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Reconciliations of the Company's estimates of 2025 Operating EBITDA and full-year Free Cash Flow excluding one-time items set forth under "Guidance", which are each non-GAAP financial measures, to estimated net income (loss) attributable to Anywhere are not provided because of the difficulty in forecasting and quantifying the items that would be necessary for such reconciliations. The Company also believes that providing estimates of the amounts that would be required to provide such reconciliations would imply a degree of precision that would be confusing or misleading to investors. These items are uncertain, depend on various factors and may have a material impact on GAAP results.
July 2025 Volume Data. July 2025 month-to-date data is through July 21, 2025, with year-over-year comparisons based on the same number of business days in July 2025 and July 2024.

Investor Contacts:	Media Contacts:
Tom Hudson	Barri Rafferty
973-407-3677	(973) 407-3667
Tom.Hudson@anywhere.re	Barri.Rafferty@anywhere.re

John Carr	Kyle Kirkpatrick
(973) 407-2612	(973) 407-2935
John.Carr@anywhere.re	Kyle.Kirkpatrick@anywhere.re

Anywhere Reports Financial Results for Second Quarter 2025                6
Table 1
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Gross commission income	$1,381	$1,376	$2,357	$2,283
Service revenue	167	159	292	278
Franchise fees	101	101	174	171
Other	33	33	63	63
Net revenues	1,682	1,669	2,886	2,795
Expenses
Commission and other agent-related costs	1,117	1,108	1,902	1,834
Operating	303	285	580	558
Marketing	49	47	93	92
General and administrative	89	93	192	192
Former parent legacy cost (benefit), net	1	1	(2)	2
Restructuring costs, net	12	7	24	18
Impairments	—	2	6	8
Depreciation and amortization	49	48	95	103
Interest expense, net	36	40	72	79
Gain on the early extinguishment of debt	(2)	—	(2)	—
Other income, net	(4)	—	(5)	(1)
Total expenses	1,650	1,631	2,955	2,885
Income (loss) before income taxes, equity in earnings and noncontrolling interests	32	38	(69)	(90)
Income tax expense (benefit)	9	11	(15)	(17)
Equity in earnings of unconsolidated entities	(5)	(3)	(4)	(2)
Net income (loss)	28	30	(50)	(71)
Less: Net income attributable to noncontrolling interests	(1)	—	(1)	—
Net income (loss) attributable to Anywhere	$27	$30	$(51)	$(71)

Earnings (loss) per share attributable to Anywhere shareholders:
Basic earnings (loss) per share	$0.24	$0.27	$(0.46)	$(0.64)
Diluted earnings (loss) per share	$0.24	$0.27	$(0.46)	$(0.64)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	111.9	111.2	111.7	110.9
Diluted	114.1	111.9	111.7	110.9

Anywhere Reports Financial Results for Second Quarter 2025                7
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net income (loss) attributable to Anywhere to Adjusted net income (loss) as defined in Table 9 for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024 (a)	2025	2024 (a)
Net income (loss) attributable to Anywhere	$27	$30	$(51)	$(71)
Addback:
Stock-based compensation (b)	4	4	9	8
Restructuring costs, net (c)	12	7	24	18
Impairments	—	2	6	8
Former parent legacy cost (benefit), net	1	1	(2)	2
Legal contingencies (d)	—	—	—	—
Gain on the early extinguishment of debt	(2)	—	(2)	—
Gain on the sale of businesses, investments or other assets, net	(3)	—	(4)	—
Adjustments for tax effect (e)	(3)	(4)	(8)	(10)
Adjusted net income (loss) attributable to Anywhere	$36	$40	$(28)	$(45)
_______________
(a)2024 amounts have been updated to reflect our definition of Adjusted net income (loss) (see Table 9 for definition).
(b)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(c)Restructuring costs include personnel-related, facility-related and other costs related to professional fees and consulting fees.
(d)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(e)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for Second Quarter 2025                8
Table 2
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$266	$118
Restricted cash	12	6
Trade receivables (net of allowance for doubtful accounts of $19 and $17)	124	101
Relocation receivables	255	150
Other current assets	195	206
Total current assets	852	581
Property and equipment, net	238	247
Operating lease assets, net	312	331
Goodwill	2,499	2,499
Trademarks	584	584
Franchise agreements, net	787	821
Other intangibles, net	96	106
Other non-current assets	491	467
Total assets	$5,859	$5,636
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$116	$101
Securitization obligations	180	140
Current portion of long-term debt	668	490
Current portion of operating lease liabilities	97	105
Accrued expenses and other current liabilities	484	553
Total current liabilities	1,545	1,389
Long-term debt	2,125	2,031
Long-term operating lease liabilities	267	284
Deferred income taxes	191	207
Other non-current liabilities	202	155
Total liabilities	4,330	4,066
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 111,993,989 shares issued and outstanding at June 30, 2025 and 111,261,825 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	4,834	4,827
Accumulated deficit	(3,270)	(3,219)
Accumulated other comprehensive loss	(40)	(42)
Total stockholders' equity	1,525	1,567
Noncontrolling interests	4	3
Total equity	1,529	1,570
Total liabilities and equity	$5,859	$5,636

Anywhere Reports Financial Results for Second Quarter 2025                9
Table 3
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating Activities
Net loss	$(50)	$(71)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95	103
Deferred income taxes	(16)	(19)
Impairments	6	8
Amortization of deferred financing costs and debt premium	4	4
Gain on the early extinguishment of debt	(2)	—
Gain on the sale of businesses, investments or other assets, net	(4)	—
Equity in earnings of unconsolidated entities	(4)	(2)
Stock-based compensation	9	8
Other adjustments to net loss	(2)	(2)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(20)	(21)
Relocation receivables	(105)	(71)
Other assets	7	40
Accounts payable, accrued expenses and other liabilities	(53)	(52)
Dividends received from unconsolidated entities	10	1
Other, net	(8)	(9)
Net cash used in operating activities	(133)	(83)
Investing Activities
Property and equipment additions	(43)	(36)
Net proceeds from the sale of businesses	1	—
Proceeds from the sale of investments in unconsolidated entities	6	—
Other, net	6	1
Net cash used in investing activities	(30)	(35)
Financing Activities
Net change in Revolving Credit Facility	120	125
Proceeds from issuance of Senior Secured Second Lien Notes	500	—
Repurchases of Exchangeable Senior Notes	(339)	—
Amortization payments on term loan facilities	—	(10)
Net change in securitization obligations	40	37
Debt issuance costs	(9)	—
Cash paid for fees associated with early extinguishment of debt	(2)	—
Taxes paid related to net share settlement for stock-based compensation	(2)	(3)
Proceeds from sale of equity interest in certain title and escrow entities	19	—
Other, net	(11)	(13)
Net cash provided by financing activities	316	136
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	1	—
Net increase in cash, cash equivalents and restricted cash	154	18
Cash, cash equivalents and restricted cash, beginning of period	124	119
Cash, cash equivalents and restricted cash, end of period	$278	$137

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $4 for both periods presented)	$81	$79
Income tax (refunds) payments, net	(27)	1

Anywhere Reports Financial Results for Second Quarter 2025                10
Table 4a

ANYWHERE REAL ESTATE INC.
2025 vs. 2024 KEY DRIVERS

Three Months Ended June 30,	Six Months Ended June 30,
2025	2024	% Change	2025	2024	% Change
Anywhere Brands - Franchise Group (a)
Closed homesale sides	186,970	194,372	(4)%	324,059	339,147	(4)%
Average homesale price	$527,356	$506,676	4%	$522,975	$491,070	6%
Average homesale broker commission rate	2.41%	2.42%	(1)	bps	2.41%	2.43%	(2)	bps
Net royalty per side	$474	$462	3%	$465	$443	5%
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	69,479	71,895	(3)%	118,940	122,408	(3)%
Average homesale price	$800,807	$775,453	3%	$800,367	$748,239	7%
Average homesale broker commission rate	2.38%	2.36%	2	bps	2.36%	2.38%	(2)	bps
Gross commission income per side	$19,882	$19,141	4%	$19,815	$18,648	6%
Anywhere Integrated Services - Title Group
Purchase title and closing units	28,829	29,816	(3)%	50,178	51,141	(2)%
Refinance title and closing units	2,881	2,394	20%	5,385	4,419	22%
Average fee per closing unit	$3,533	$3,323	6%	$3,508	$3,287	7%
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Second Quarter 2025                11
Table 4b

ANYWHERE REAL ESTATE INC.
2024 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Anywhere Brands - Franchise Group (a)
Closed homesale sides	144,775	194,372	189,833	171,609	700,589
Average homesale price	$470,119	$506,676	$502,512	$504,637	$497,494
Average homesale broker commission rate	2.43%	2.42%	2.41%	2.39%	2.41%
Net royalty per side	$417	$462	$456	$446	$447
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	50,513	71,895	67,625	59,388	249,421
Average homesale price	$709,506	$775,453	$741,623	$757,275	$748,596
Average homesale broker commission rate	2.41%	2.36%	2.36%	2.35%	2.37%
Gross commission income per side	$17,946	$19,141	$18,376	$18,577	$18,557
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,325	29,816	27,631	24,840	103,612
Refinance title and closing units	2,025	2,394	2,661	3,145	10,225
Average fee per closing unit	$3,208	$3,323	$3,361	$3,428	$3,341
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for Second Quarter 2025                12
Table 5a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED JUNE 30, 2025 AND 2024
(In millions)
Set forth in the table below is a reconciliation of Net income attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025	2024
Net income attributable to Anywhere	$27	$30
Income tax expense	9	11
Income before income taxes	36	41
Add: Depreciation and amortization	49	48
Interest expense, net	36	40
Stock-based compensation (a)	4	4
Restructuring costs, net (b)	12	7
Impairments (c)	—	2
Former parent legacy cost, net	1	1
Legal contingencies (d)	—	—
Gain on the early extinguishment of debt (e)	(2)	—
Gain on the sale of businesses, investments or other assets, net	(3)	—
Operating EBITDA	$133	$143
_______________
(a)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. This expense is primarily related to Corporate and Other.
(b)Restructuring costs include personnel-related, facility-related and other costs related to professional fees and consulting fees.
Restructuring charges incurred for the three months ended June 30, 2025 include $3 million at Franchise Group, $4 million at Owned Brokerage Group, $1 million at Title Group and $4 million in Corporate and Other. Restructuring charges incurred for the three months ended June 30, 2024 include $2 million at Franchise Group, $1 million at Owned Brokerage Group, $1 million at Title Group and $3 million in Corporate and Other.
(c)Non-cash impairments primarily related to leases and other assets.
(d)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(e)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the issuance of 9.75% Senior Secured Second Lien Notes and repurchase of a portion of the Exchangeable Senior Notes that occurred during the second quarter of 2025.
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, for each of the Company's reportable segments and Corporate and Other for the three-month periods ended June 30, 2025 and 2024:

	Revenues (b)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2025	2024			2025	2024 (c)			2025	2024 (c)
Franchise Group	$269	$265	$4	2%	$163	$159	$4	3%	61%	60%	1
Owned Brokerage Group	1,398	1,393	5	—	—	4	(4)	*	—	—	—
Title Group	108	103	5	5	10	9	1	11	9	9	—
Corporate and Other (a)	(93)	(92)	(1)	(b)	(40)	(29)	(11)	(38)
Total Company	$1,682	$1,669	$13	1%	$133	$143	$(10)	(7)%	8%	9%	(1)
_______________
(a)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(b)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $93 million and $92 million during the three months ended June 30, 2025 and 2024, respectively, and are eliminated in the Corporate and Other line.
(c)2024 amounts have been updated to reflect our definition of Operating EBITDA (see Table 9 for definition).

Anywhere Reports Financial Results for Second Quarter 2025                13
Table 5b
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(In millions)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Operating EBITDA as defined in Table 9 for the six-month periods ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024
Net loss attributable to Anywhere	$(51)	$(71)
Income tax benefit	(15)	(17)
Loss before income taxes	(66)	(88)
Add: Depreciation and amortization	95	103
Interest expense, net	72	79
Stock-based compensation (a)	9	8
Restructuring costs, net (b)	24	18
Impairments (c)	6	8
Former parent legacy (benefit) cost, net	(2)	2
Legal contingencies (d)	—	—
Gain on the early extinguishment of debt (e)	(2)	—
Gain on the sale of businesses, investments or other assets, net	(4)	—
Operating EBITDA	$132	$130
_______________
(a)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. This expense is primarily related to Corporate and Other.
(b)Restructuring costs include personnel-related, facility-related and other costs related to professional fees and consulting fees.
Restructuring charges incurred for the six months ended June 30, 2025 include $3 million at Franchise Group, $11 million at Owned Brokerage Group, $1 million at Title Group and $9 million in Corporate and Other. Restructuring charges incurred for the six months ended June 30, 2024 include $3 million at Franchise Group, $7 million at Owned Brokerage Group, $1 million at Title Group and $7 million in Corporate and Other.
(c)Non-cash impairments primarily related to leases and other assets.
(d)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(e)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the issuance of 9.75% Senior Secured Second Lien Notes and repurchase of a portion of the Exchangeable Senior Notes that occurred during the second quarter of 2025.
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, for each of the Company's reportable segments and Corporate and Other for the six-month periods ended June 30, 2025 and 2024:

	Revenues (b)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2025	2024			2025	2024 (c)			2025	2024 (c)
Franchise Group	$473	$465	$8	2%	$260	$249	$11	4%	55%	54%	1
Owned Brokerage Group	2,388	2,312	76	3	(47)	(55)	8	15	(2)	(2)	—
Title Group	186	174	12	7	(8)	(6)	(2)	(33)	(4)	(3)	(1)
Corporate and Other (a)	(161)	(156)	(5)	(b)	(73)	(58)	(15)	(26)
Total Company	$2,886	$2,795	$91	3%	$132	$130	$2	2%	5%	5%	—
_______________
(a)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(b)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $161 million and $156 million during the six months ended June 30, 2025 and 2024, respectively, and are eliminated in the Corporate and Other line.
(c)2024 amounts have been updated to reflect our definition of Operating EBITDA (see Table 9 for definition).

Anywhere Reports Financial Results for Second Quarter 2025                14
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2025 FINANCIAL DATA
(In millions)

	Three Months Ended
	March 31,	June 30,
	2025	2025
Net revenues (a)
Franchise Group	$204	$269
Owned Brokerage Group	990	1,398
Title Group	78	108
Corporate and Other (b)	(68)	(93)
Total Company	$1,204	$1,682

Operating EBITDA
Franchise Group	$97	$163
Owned Brokerage Group	(47)	—
Title Group	(18)	10
Corporate and Other (b)	(33)	(40)
Total Company	$(1)	$133

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(1)	$133

Less: Depreciation and amortization	46	49
Interest expense, net	36	36
Income tax (benefit) expense	(24)	9
Stock-based compensation (c)	5	4
Restructuring costs, net (d)	12	12
Impairments (e)	6	—
Former parent legacy (benefit) cost, net	(3)	1
Gain on the early extinguishment of debt (f)	—	(2)
Gain on the sale of businesses, investments or other assets, net	(1)	(3)
Net (loss) income attributable to Anywhere	$(78)	$27
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $68 million and $93 million for the three months ended March 31, 2025 and June 30, 2025, respectively. Such amounts are eliminated in the Corporate and Other line.
(b)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(c)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(d)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended
	March 31,	June 30,
	2025	2025
Franchise Group	$—	$3
Owned Brokerage Group	7	$4
Title Group	—	1
Corporate and Other	5	4
Total Company	$12	$12
(e)Non-cash impairments primarily related to leases and other assets.
(f)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the issuance of 9.75% Senior Secured Second Lien Notes and repurchase of a portion of the Exchangeable Senior Notes that occurred during the second quarter of 2025.

Anywhere Reports Financial Results for Second Quarter 2025                15
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2024 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Net revenues (a)
Franchise Group	$200	$265	$267	$229	$961
Owned Brokerage Group	919	1,393	1,258	1,118	4,688
Title Group	71	103	96	92	362
Corporate and Other (b)	(64)	(92)	(86)	(77)	(319)
Total Company	$1,126	$1,669	$1,535	$1,362	$5,692

Operating EBITDA
Franchise Group	$90	$159	$151	$121	$521
Owned Brokerage Group	(59)	4	(11)	(27)	(93)
Title Group	(15)	9	2	(9)	(13)
Corporate and Other (b)	(29)	(29)	(34)	(33)	(125)
Total Company	$(13)	$143	$108	$52	$290

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(13)	$143	$108	$52	$290

Less: Depreciation and amortization	55	48	48	47	198
Interest expense, net	39	40	38	36	153
Income tax (benefit) expense	(28)	11	2	13	(2)
Stock-based compensation (c)	4	4	4	5	17
Restructuring costs, net (d)	11	7	6	8	32
Impairments (e)	6	2	1	11	20
Former parent legacy cost (benefit), net (f)	1	1	(1)	1	2
Legal contingencies (g)	—	—	10	(8)	2
Gain on the early extinguishment of debt (h)	—	—	(7)	—	(7)
Loss on the sale of businesses, investments or other assets, net	—	—	—	3	3
Net (loss) income attributable to Anywhere	$(101)	$30	$7	$(64)	$(128)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $64 million, $92 million, $86 million and $77 million for the three months ended March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, respectively. Such amounts are eliminated in the Corporate and Other line.
(b)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(c)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(d)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Franchise Group	$1	$2	$1	$—	$4
Owned Brokerage Group	6	1	3	5	15
Title Group	—	1	—	—	1
Corporate and Other	4	3	2	3	12
Total Company	$11	$7	$6	$8	$32
(e)Non-cash impairments primarily related to leases and other assets.
(f)Former parent legacy items are recorded in Corporate and Other and relate to a legacy tax matter.
(g)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(h)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the repurchases of Unsecured Notes.

Anywhere Reports Financial Results for Second Quarter 2025                16
Table 6c
ANYWHERE REAL ESTATE INC.
2024 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Revenues
Gross commission income	$907	$1,376	$1,242	$1,104	$4,629
Service revenue	119	159	156	140	574
Franchise fees	70	101	98	87	356
Other	30	33	39	31	133
Net revenues	1,126	1,669	1,535	1,362	5,692
Expenses
Commission and other agent-related costs	726	1,108	998	886	3,718
Operating	273	285	287	280	1,125
Marketing	45	47	51	52	195
General and administrative	99	93	111	89	392
Former parent legacy cost (benefit), net	1	1	(1)	1	2
Restructuring costs, net	11	7	6	8	32
Impairments	6	2	1	11	20
Depreciation and amortization	55	48	48	47	198
Interest expense, net	39	40	38	36	153
Gain on the early extinguishment of debt	—	—	(7)	—	(7)
Other (income) expense, net	(1)	—	—	1	—
Total expenses	1,254	1,631	1,532	1,411	5,828
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(128)	38	3	(49)	(136)
Income tax (benefit) expense	(28)	11	2	13	(2)
Equity in losses (earnings) of unconsolidated entities	1	(3)	(6)	1	(7)
Net (loss) income	(101)	30	7	(63)	(127)
Less: Net income attributable to noncontrolling interests	—	—	—	(1)	(1)
Net (loss) income attributable to Anywhere	$(101)	$30	$7	$(64)	$(128)

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(0.91)	$0.27	$0.06	$(0.58)	$(1.15)
Diluted (loss) earnings per share	$(0.91)	$0.27	$0.06	$(0.58)	$(1.15)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	110.7	111.2	111.3	111.3	111.1
Diluted	110.7	111.9	112.2	111.3	111.1

Anywhere Reports Financial Results for Second Quarter 2025                17
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(In millions)
A reconciliation of Net income (loss) attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss) attributable to Anywhere	$27	$30	$(51)	$(71)
Income tax expense (benefit)	9	11	(15)	(17)
Income tax refunds (payments)	9	(2)	27	(1)
Interest expense, net	36	40	72	79
Cash interest payments	(52)	(48)	(81)	(79)
Depreciation and amortization	49	48	95	103
Capital expenditures	(23)	(18)	(43)	(36)
Restructuring costs and former parent legacy items, net of payments	(36)	—	(35)	4
Impairments	—	2	6	8
Gain on the early extinguishment of debt	(2)	—	(2)	—
Gain on the sale of businesses, investments or other assets, net	(3)	—	(4)	—
Working capital adjustments	26	20	(39)	(38)
Relocation receivables (assets), net of securitization obligations	(45)	(20)	(65)	(34)
Free Cash Flow	$(5)	$63	$(135)	$(82)
A reconciliation of Net cash (used in) provided by operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(28)	$39	$(133)	$(83)
Property and equipment additions	(23)	(18)	(43)	(36)
Net change in securitization obligations	45	42	40	37
Effect of exchange rates on cash, cash equivalents and restricted cash	1	—	1	—
Free Cash Flow	$(5)	$63	$(135)	$(82)

Net cash used in investing activities	$(17)	$(19)	$(30)	$(35)
Net cash provided by financing activities	$207	$2	$316	$136

Anywhere Reports Financial Results for Second Quarter 2025                18
Table 8a
NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2025
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended June 30, 2025, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing four-quarter EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the Senior Secured Second Lien Notes*, our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes the bank adjustments set forth below. The Company was in compliance with the senior secured leverage ratio covenant at June 30, 2025 with a ratio of 1.07x to 1.00.
A reconciliation of Net loss attributable to Anywhere Group to EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2025 is set forth in the following table:

	Four-Quarter Period Ended
	June 30, 2025
Net loss attributable to Anywhere Group (a)	$(108)
Bank covenant adjustments:
Income tax expense	—
Depreciation and amortization	190
Interest expense, net	146
Restructuring costs, net	38
Impairments	18
Former parent legacy benefit, net	(2)
Gain on the early extinguishment of debt	(9)
Gain on the sale of businesses, investments or other assets, net	(1)
Pro forma effect of business optimization initiatives (b)	24
Non-cash stock compensation expense, other non-cash charges and extraordinary, nonrecurring or unusual charges (c)	45
Pro forma effect of acquisitions and new franchisees (d)	5
Incremental securitization interest costs (e)	9
EBITDA as defined by the Senior Secured Credit Agreement*	$355
Total senior secured net debt (f)	$381
Senior secured leverage ratio*	1.07	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) income of $7 million for the third quarter of 2024, (ii) loss of $64 million for the fourth quarter of 2024, (iii) loss of $78 million for the first quarter of 2025 and (iv) income of $27 million for the second quarter of 2025.
(b)Represents the four-quarter pro forma effect of business optimization initiatives.
(c)Represents non-cash long term incentive compensation charges, other non-cash charges and extraordinary, nonrecurring or unusual litigation charges.
(d)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system, as if these changes had occurred at the beginning of the trailing twelve-month period. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of the beginning of the trailing twelve-month period.
(e)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended June 30, 2025.
(f)Represents total borrowings secured by a first priority lien on our assets of $610 million under the Revolving Credit Facility plus $11 million of finance lease obligations less $240 million of readily available cash as of June 30, 2025. Pursuant to the terms of our senior

Anywhere Reports Financial Results for Second Quarter 2025                19
secured credit facilities, total senior secured net debt does not include our securitization obligations, Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"). Our Senior Secured Second Lien Notes include our 9.75% Senior Secured Second Lien Notes due in 2030 and 7.00% Senior Secured Second Lien Notes due in 2030. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for Second Quarter 2025                20
Table 8b
NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED JUNE 30, 2025
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended June 30, 2025 (referred to as net debt leverage ratio) is set forth in the following table:

	As of June 30, 2025
Revolving Credit Facility	$610
9.75% Senior Secured Second Lien Notes	500
7.00% Senior Secured Second Lien Notes	640
5.75% Senior Notes	559
5.25% Senior Notes	449
0.25% Exchangeable Senior Notes	58
Finance lease obligations	11
Corporate Debt (excluding securitizations)	2,827
Less: Cash and cash equivalents	266
Net Corporate Debt (excluding securitizations)	$2,561

EBITDA as defined by the Senior Secured Credit Agreement (a)	$355

Net Debt Leverage Ratio	7.2	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.

Anywhere Reports Financial Results for Second Quarter 2025                21
Table 9
Non-GAAP Definitions
Operating EBITDA is our primary non-GAAP measure. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. The adjustment for stock-based compensation reflects non-cash expenses that are based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. The adjustment for legal contingencies excludes cases that are part of our normal operating activities and legal expenses incurred in the ordinary course of business. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of revenues.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
In addition to Operating EBITDA, we present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results. Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments; (b) non-cash stock-based compensation; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (f) legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits; (g) (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (h) the (gain) loss on the sale of businesses, investments or other assets and (i) the tax effect of the foregoing adjustments.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income (loss) attributable to Anywhere and net cash provided by (used in) operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.